UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2009

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2009, The PMI Group, Inc. (the "Company") entered into Amendment Agreement No. 1 with the lenders under the Company’s existing amended and restated revolving credit agreement (the "Credit Agreement"). The amendment, among other things, modifies the restriction on investments by the Company to permit the Company to contribute the capital stock of PMI Insurance Co. ("PIC") to PMI Mortgage Insurance Co. ("MIC") and provides for the release of the pledge of the stock of PIC previously granted to such lenders. Thereafter, the Company contributed all of the outstanding capital stock of PIC to MIC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment Agreement No. 1, dated as of November 9, 2009, to the Amended and Restated Revolving Credit Agreement, dated as of May 29, 2009, among the Company, the lenders referred to therein and Bank of America, N.A., as Administrative Agent ("Administrative Agent") and Amendment Agreement No. 1, dated as of November 9, 2009, to the Bank Facility Pledge Agreement, dated as of September 29, 2008, between the Company and the Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

November 11, 2009	By:	Andrew D. Cameron

Name: Andrew D. Cameron
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment Agreement No. 1, dated as of November 9, 2009, to the Amended and Restated Revolving Credit Agreement, dated as of May 29, 2009, among the Company, the lenders referred to therein and Bank of America, N.A., as Administrative Agent ("Administrative Agent") and Amendment Agreement No. 1, dated as of November 9, 2009, to the Bank Facility Pledge Agreement, dated as of September 29, 2008, between the Company and the Administrative Agent.